Exhibit 10.2A

                         AMENDED SUPPLEMENTAL AGREEMENT

         Amended Supplemental Agreement, dated November 15, 1997, by and between
J. D. WELSH & ASSOCIATES, INC., a Nevada corporation ("Welsh") and GOLDEN PHOENIX MINERALS, INC., a corporation ("Golden Phoenix").

                                    RECITALS

         a. Welsh is a party to a joint venture with Cambior Exploration USA, Inc. Welsh's interest in the joint venture is hereinafter referred to as the "Interest."

         b. Welsh and Golden Phoenix entered into an Agreement, dated August 4, 1997, (the "Agreement") according to which Golden Phoenix agreed to purchase the Interest in a series of transactions according to a stipulated schedule.

         c. Golden Phoenix delivered the consideration for Twenty-five Percent (25%) of the Interest to Welsh in accordance with the Agreement, and was assigned Twenty-five Percent (25%) of the Interest by Assignment dated August 22, 1997.

         d. By Supplemental Agreement, dated October 21, 1997 (the "Supplemental Agreement"), Golden Phoenix and Welsh agreed that Golden Phoenix would deliver to Welsh Two Hundred Twenty-five Thousand (225,000) common shares of Golden Phoenix, in lieu of the periodic payments provided for by the Agreement, in exchange for the immediate assignment of the balance of the Interest to Golden Phoenix.

         e. The parties hereby amend and restate the Supplemental Agreement on the terms and conditions set forth in this document.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

         1. Purchase and Sale of Interest. Welsh agrees to assign and transfer its remaining Seventy-five Percent (75%) of the Interest to Golden Phoenix in exchange for the following consideration:

         (a) A cash payment in the amount of Ten Thousand Dollars ($10,000.00) on November 21, 1997;

         (b) A cash payment in the amount of Ninety Thousand Dollars ($90,000.00) on or before November 28, 1997;

         (c) A cash payment in the amount of One Hundred Thousand Dollars ($100,000.00) on or before December 15, 1997; and

         (d) The delivery of Two Hundred Twenty-five Thousand (225,000) common shares of Golden Phoenix (the "Shares") on December 15, 1997.

         The delivery of said consideration shall be in lieu of the periodic payments to Welsh provided in Section 1 of the Agreement and in lieu of the delivery of shares pursuant to the Supplemental Agreement. Provided, however, that Golden Phoenix shall remain obligated to pay Cambior(1) the sum of One Hundred Thousand Dollars ($100,000.00), with interest at Ten Percent (10%) per annum, on or before January 5, 1998.

         2. Indemnity by Golden Phoenix. Golden Phoenix agrees to indemnify and hold Welsh harmless from and against any and all costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with or arising out of or resulting from or incident to the failure of Golden Phoenix to pay the obligation in the amount of One Hundred Thousand Dollars ($100,000), plus interest, to Cambior. Such indemnity shall include, without limitation, all reasonable and necessary costs and expenses of defending any claim arising (and any lawsuit instituted asserting such claim) with respect to any matter as to which said indemnity is applicable, and reasonable attorneys' fees and costs incurred in connection therewith, whether or not such claim is ultimately defeated, and any amounts paid incident to any compromise or settlement of any such claim.

         3. Representations and Warranties.

         (a) By Welsh: Welsh makes the following representations and warranties to
---------------------------

(1) Cambior Exploration USA, Inc.

Golden Phoenix:

                  (i) Welsh has good and marketable title to the Interest (except the Twenty-five Percent (25%) of the Interest previously assigned to Golden Phoenix), free and clear of any and all liens, mortgages, pledges, and encumbrances or rights of third parties;

                  (ii) Welsh has full authority to assign the remainder of the Interest to Golden Phoenix; and

                  (iii) There are no known pending or threatened actions, suits, proceedings, or notices of default which apply to the remaining Interest.

         (b) By Golden Phoenix: Golden Phoenix makes the following representations and warranties to Welsh:

                  (i) The Shares, at time of delivery to Welsh, will be duly authorized and issued by Golden Phoenix; and

                  (ii) Said shares will not be subject to any restrictions on sale, are duly registered under the Securities Act of 1933, and can be sold or transferred by Welsh without violating any state or federal securities laws or regulations.

         4. Delivery of Assignment. Upon receipt of the consideration to be delivered to Welsh pursuant to Paragraph 1, Welsh shall deliver to Golden Phoenix a duly executed Assignment of Seventy-five Percent (75%) of the Interest.

         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement the day and year first above written.

Golden Phoenix:                    Welsh:

GOLDEN PHOENIX MINERALS, INC.      J. D. WELSH & ASSOCIATES, INC.

By   /s/ Michael R. Fitzsimonds     By    /s/ J. D. Welsh
  -------------------------------      ------------------------------
  Michael R. Fitzsimonds              JOHN D. WELSH, President
  Its: President